UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of Severance Benefits Agreement

On May 26, 2009, the Compensation Committee of the Board of Directors of Cerus Corporation (the “Company”) approved and authorized the Company to enter into a form of Severance Benefit Agreement (the “Severance Agreement”) with each of the Company’s employees, including those of the Company’s “named executive officers,” as such term is defined by Regulation SK Item 402(a)(3), 17 C.F.R. §229.10, et. seq., not already entitled to severance benefits under their existing employment agreement. Currently, the Company’s Senior Vice President and Chief Scientific Officer, Laurence M. Corash, and the Company’s Senior Vice President, Business Development and Marketing, William M. Greenman, are the only named executive officers eligible to enter into and receive benefits under the Severance Agreement.

Under the terms of the Severance Agreement, in the event an individual’s employment is terminated without cause on or within six (6) months of June 1, 2009, the employee will receive severance benefits equal to three (3) months of their final base salary and the Company will pay the COBRA premiums necessary to maintain employee’s level of health insurance coverage in effect as of the termination date for up to three (3) months.

A copy of the above referenced Severance Agreement is filed hereto as Exhibit 10.43 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the text of the Severance Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.43	Form of Severance Benefits Agreement.

1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: June 1, 2009	By:	/s/ Howard G. Ervin
Howard G. Ervin Vice President, Legal Affairs

2.

EXHIBIT INDEX

Exhibit Number	Description

10.43	Form of Severance Benefits Agreement.

3.